Exhibit 99.2

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

Carolina Bank Holdings, Inc.

Robert T. Braswell, President and CEO

Telephone: 336-286-8761

Email: b.braswell@carolinabank.com

Carolina Bank Holdings, Inc. to Present at Mid-Atlantic

SuperCommunity Bank Conference

GREENSBORO, NC – November 3, 2006 — Carolina Bank Holdings, Inc. (NASDAQ: CLBH) will be presenting Tuesday, November 7, at the Mid-Atlantic SuperCommunity Bank Conference at 11:45 a.m. EST. Robert T Braswell, President and CEO, and T. Allen Liles, Treasurer and Chief Financial Officer, will discuss business strategies and financial performance. The presentation will include forward-looking statements.

WEBCAST INFORMATION

Interested investors may access the live audio presentation, with slides available for viewing, at http://www.super-communitybanking.com/midatlantic/webcast.htm. To listen to the live webcast, please go to the website at least fifteen minutes early to download and install any necessary software. The presentation will also be available on the Carolina Bank Holdings website (www.carolinabank.com) both live and in archive for 30 days following the event.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc., began banking operations on November 25, 1996.The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in three counties: Guilford, Alamance and Randolph. The Bank has five full-service banking locations — three in Greensboro, one in Asheboro, and one in Burlington, North Carolina. The Company’s stock is listed on the Nasdaq Capital Market, under the symbol CLBH. Further information is available on the Company’s web site: www.carolinabank.com.